UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024
Commission File Number: 001-38465
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
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Delaware			91-2183967
(State or Other Jurisdiction of Incorporation)			(I.R.S. Employer Identification Number)

221 Main St.	Suite 1550	San Francisco	California	94105
(Address of Principal Executive Offices)				(Zip Code)

(415) 489-4940
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 6, 2024, DocuSign, Inc. (the “Company”) announced a restructuring plan (the “Restructuring Plan”) designed to strengthen and support the Company’s financial and operational efficiency while continuing to invest in product and related initiatives that will provide the foundation to realize its multi-year growth aspirations as an independent public company.

As part of the Restructuring Plan, the Company expects it will restructure and reduce its current workforce by approximately 6%, with the majority in the Company’s Sales & Marketing organizations. The Company currently estimates that it will incur charges of approximately $28 to $32 million in connection with the Restructuring Plan, consisting primarily of cash expenditures for employee transition, notice period and severance payments, employee benefits, and related costs as well as non-cash expenses related to vesting of share-based awards.

The Company expects that the majority of the restructuring charges will be incurred in the first quarter of fiscal 2025, and that the execution of the Restructuring Plan will be substantially complete by the end of the second quarter of fiscal 2025.

Item 7.01 Regulation FD Disclosure.

On February 6, 2024, DocuSign issued a press release announcing the Restructuring Plan and its expectation that its fourth quarter and fiscal 2024 financial results will meet or exceed the ranges it previously provided on December 7, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

An email from Allan Thygesen, DocuSign’s Chief Executive Officer, to DocuSign’s employees is also attached as Exhibit 99.2 to this Current Report on Form 8-K.

The Company will share further financial details about the restructuring during its fourth quarter fiscal 2024 results publication.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto are furnished to, but not “filed” with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Safe Harbor Statement

Information provided in this Current Report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations related to its Restructuring Plan, including timing, potential cost savings and expected impacts to its financial results and business operations. For a discussion of such risks and uncertainties, see “Risk Factors” as described in the Company’s Annual Report for the year ended January 31, 2023 on Form 10-K filed with the SEC on March 27, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2023 filed with the SEC on December 8, 2023, and other reports on file with the SEC.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated February 6, 2024, concerning restructuring
99.2	Email to DocuSign employees from Allan Thygesen, dated February 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2024

DOCUSIGN, INC.

By:	/s/ James P. Shaughnessy
James P. Shaughnessy
Chief Legal Officer